Exhibit 99.1

Blueprint Medicines Reports Fourth Quarter and Full Year 2022 Results

-- Achieved $204.0 million in total revenues in 2022, including $111.0 million in AYVAKIT®/AYVAKYT® (avapritinib) net product revenues --

-- Continued progress toward regulatory approvals of AYVAKIT/AYVAKYT for indolent systemic mastocytosis, with
FDA granting priority review of a supplemental new drug application and EMA validating a type II variation marketing authorization application --

-- Positive data from PIONEER trial of AYVAKIT in indolent systemic mastocytosis to be presented at the AAAAI Annual Meeting --

CAMBRIDGE, Mass., February 16, 2023 – Blueprint Medicines Corporation (NASDAQ: BPMC) today reported financial results and provided a business update for the fourth quarter and full year ended December 31, 2022.

“In 2022, AYVAKIT became the standard of care for patients with advanced systemic mastocytosis in the U.S., and we continued to solidify our global leadership in mast cell disorders. Today, we are at the precipice of a pivotal moment in Blueprint’s history as we near a potential FDA approval of AYVAKIT for a much broader population of patients with indolent SM, which will enable us to address the significant medical needs of SM patients and create a critical inflection point in our growing revenue stream. In addition to our commercial execution, we advanced additional clinical development programs and continued to bolster our financial strength through our strategic financing and business development,” said Kate Haviland, Chief Executive Officer of Blueprint Medicines. “In 2023, Blueprint Medicines has a diversity of fundamental value drivers that position us well on the path to achieve our 2027 Blueprint for Precision at Scale and translate the promise of precision medicine into reality for thousands of patients globally.”

Fourth Quarter 2022 Highlights and Recent Progress

Systemic mastocytosis

-	Recorded global AYVAKIT®/AYVAKYT® (avapritinib) net product revenues of $111.0 million and $30.1 million for the full year and the fourth quarter of 2022, respectively, representing more than 100 percent year-over-year growth.
-	Anticipate $130 million to $140 million in AYVAKIT net product revenues in 2023 for advanced systemic mastocytosis (SM) and GIST. This guidance excludes revenue from the anticipated AYVAKIT indication expansion in indolent systemic mastocytosis (ISM) in mid-2023.
-	Announced acceptance by the U.S. Food and Drug Administration (FDA) of the company’s supplemental new drug application for AYVAKIT for the treatment of adults with moderate-to-severe ISM. The FDA granted priority review with an action date of May 22, 2023. Read the press release here.
-	Achieved validation of a type II variation marketing authorization application from the European Medicines Agency for AYVAKYT for the treatment of adult patients with moderate-to-severe ISM.
-	Announced plans to present positive data from the PIONEER trial of AYVAKIT in ISM at the 2023 American Academy of Allergy, Asthma and Immunology (AAAAI) Annual Meeting. Read the press release here.
-	Presented new clinical data demonstrating AYVAKIT significantly improved survival in patients with all sub-types of advanced SM at the American Society of Hematology annual conference. Read presentation and posters available here.
-	Advanced the development of elenestinib and announced topline results from Part 1 of the HARBOR trial demonstrating clinical activity and safety. Read the press release here.

EGFR-driven non-small cell lung cancer (NSCLC)

-	Presented new clinical data at the company’s Investor Day informing the development strategy for BLU-945, including plan to prioritize development of BLU-945 in combination with osimertinib in first-line EGFR L858R-positive NSCLC. This included data demonstrating that BLU-945 monotherapy treatment led to ctDNA responses and tumor shrinkage in late-line patients with EGFR-driven NSCLC, as well as early dose escalation data showing BLU-945 in combination with osimertinib has been generally well-tolerated to-date. Read the Investor Day presentation here.
-	Presented new preclinical data supporting the development of BLU-525 as a potent and selective EGFR inhibitor at the AACR-NCI-EORTC meeting. Read the poster here.

CDK2-vulnerable breast and other cancers

-	Announced a partial clinical trial hold for the Phase 1/2 VELA study of BLU-222 due to transient and reversible visual adverse events observed in a limited number of patients. Read the press release here.
-	Presented new data supporting BLU-222 as monotherapy or in combination with ribociclib in preclinical models at San Antonio Breast Cancer Symposium. Read the poster presentation here.

Corporate

-	Presented the company’s 2027 Blueprint to achieve Precision at Scale, a five-year business strategy to double the company’s impact at Investor Day 2022. Read the Investor Day presentation here.
-	Announced the appointment of John Tsai, M.D, former President, Global Drug Development and Chief Medical Officer at Novartis AG, to the company’s Board of Directors.

Key Upcoming Milestones

The company plans to achieve the following milestones by mid-2023:

-	Present registrational PIONEER trial data in ISM at the AAAAI annual meeting in the first quarter of 2023.
-	Receive approval from the FDA for AYVAKIT for use in adults with ISM in the second quarter of 2023.
-	Present dose escalation data from the CONCERTO trial of BLU-451 in EGFR exon 20 insertion-positive NSCLC in the first half of 2023.
-	Present dose escalation data from the VELA trial of BLU-222 in patients with CDK2-vulnerable cancers in the first half of 2023.
-	Submit an investigational new drug (IND) application to the FDA for BLU-525 in the first half of 2023.
-	Nominate a development candidate for inhibition of wild-type KIT for the treatment of chronic urticaria in mid-2023.

Fourth Quarter and Year End 2022 Results

-	Revenues: Revenues were $38.8 million for the fourth quarter of 2022, including $30.1 million of net product revenues from sales of AYVAKIT/AYVAKYT and $8.7 million in collaboration revenues. Revenues for the year ended December 31, 2022 were $204.0 million, including $111.0 million of net product revenues from sales of AYVAKIT/AYVAKYT, and $93.0 million in collaboration and license revenues. Blueprint Medicines recorded $107.0 million and $180.1 million in revenues in the fourth quarter and year ended December 31, 2021, respectively.
-	Cost of Sales: Cost of sales was $4.8 million for the fourth quarter of 2022 and $17.8 million for the year ended December 31, 2022, as compared to $7.5 million for the fourth quarter of 2021 and $17.9 million for the full year ended December 31, 2021. This decrease was primarily driven by lower costs related to collaboration product sales.
-	R&D Expenses: Research and development expenses were $117.8 million for the fourth quarter of 2022 and $477.4 million for the year ended December 31, 2022, as compared to $356.9 million for the fourth quarter of 2021 and $601.0 million for the year ended December 31, 2021. Research and development expense for the year ended December 2021 included $260.0 million incurred to acquire in-process research and development compounds through the acquisition of Lengo Therapeutics which was the primary driver of the decrease in expenses for the year ended December 31, 2022. Research and development expenses also included $9.8 million in stock-based compensation expenses for the fourth quarter of 2022 and $40.3 million in stock-based compensation for the year ended December 31, 2022.

-	SG&A Expenses: Selling, general and administrative expenses were $64.0 million for the fourth quarter of 2022 and $237.4 million for the year ended December 31, 2022, as compared to $54.2 million for the fourth quarter of 2021 and $195.3 million for the year ended December 31, 2021. This increase was primarily due to increased internal and external costs associated with expanding our commercial infrastructure for commercialization of AYVAKIT/AYVAKYT. Selling, general and administrative expenses included $16.4 million in stock-based compensation expenses for the fourth quarter of 2022 and $58.7 million in stock-based compensation for the year ended December 31, 2022.
-	Net Income (Loss): Net loss was $(158.6) million for the fourth quarter of 2022 and $(557.5) million for the year ended December 31, 2022, or a diluted net loss per share of $(2.65) and diluted net loss per share of $(9.35), respectively, as compared to a net loss of $(318.7) million for the fourth quarter of 2021 and a net loss of $(644.1) million for the year ended December 31, 2021, or a diluted net loss per share of $(5.40) and a diluted net loss per share of $(11.01), respectively.
-	Cash Position: As of December 31, 2022, cash, cash equivalents and marketable securities were $1,078.5 million, as compared to $1,034.6 million as of December 31, 2021.

2023 Financial Guidance

Blueprint Medicines today announced it anticipates approximately $130 million to $140 million in AYVAKIT net product revenues for advanced SM and GIST in 2023, and $40 million to $50 million in collaboration revenues from existing collaborations. This guidance excludes revenue from the anticipated AYVAKIT indication expansion in ISM in mid-2023. The company continues to expect that its existing cash, cash equivalents and investments, together with anticipated future product revenues, will provide sufficient capital to enable the company to achieve a self-sustainable financial profile.

Conference Call Information

Blueprint Medicines will host a live conference call and webcast at 8:00 a.m. ET today to discuss fourth quarter and full year 2022 financial results and recent business activities. The conference call may be accessed by dialing 844-200-6205 (domestic) or 929-526-1599 (international), and referring to conference ID 286085. A webcast of the call will also be available under "Events and Presentations" in the Investors & Media section of the Blueprint Medicines website at http://ir.blueprintmedicines.com/. The archived webcast will be available on Blueprint Medicines' website approximately two hours after the conference call and will be available for 30 days following the call.

Upcoming Investor Conferences

Blueprint Medicines will participate in two upcoming investor conferences:

•	Cowen 43rd Annual Health Care Conference on Monday, March 6, 2023 at 2:10 pm ET.
•	Barclays Global Healthcare Conference, on Wednesday, March 15, 2023 at 2:35 pm ET.

A live webcast of each presentation will be available by visiting the Investors & Media section of Blueprint Medicines' website at http://ir.blueprintmedicines.com. A replay of the webcasts will be archived on Blueprint Medicines' website for 30 days following each presentation.

About Blueprint Medicines

Blueprint Medicines is a global precision therapy company that invents life-changing therapies for people with cancer and blood disorders. Applying an approach that is both precise and agile, we create medicines that selectively target genetic drivers, with the goal of staying one step ahead across stages of disease. Since 2011, we have leveraged our research platform, including expertise in molecular targeting and world-class drug design capabilities, to rapidly and reproducibly translate science into a broad pipeline of precision therapies. Today, we are delivering approved medicines directly to patients in the United States and Europe, and we are globally advancing multiple programs for systemic mastocytosis, lung cancer, breast cancer and other genomically defined cancers, and cancer immunotherapy. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding plans, strategies, timelines and expectations for Blueprint Medicines’ current or future approved drugs and drug candidates, including approvals and launches, the initiation of clinical trials or the results of ongoing and planned clinical trial; Blueprint Medicines’ plans, strategies and timelines to nominate development candidates; timelines and expectations for interactions with the FDA and other regulatory authorities; statements regarding the plans and potential benefits of AYVAKIT in treating patients with indolent SM; statements regarding plans and expectations for Blueprint Medicines' current or future approved drugs and drug candidates; the potential benefits of any of Blueprint Medicines’ current or future approved drugs or drug candidates in treating patients; and Blueprint Medicines' financial performance, strategy, goals and anticipated milestones, business plans and focus. The words "aim," "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "project," "potential," "continue," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation: the risk the partial clinical hold may or may not be resolved in a timely manner; there may be additional adverse events observed that could impact the extent of the partial clinical hold or Blueprint Medicines' resolution of the partial clinical hold; there may be amendments to the trial protocol that impact the timing of the trial or evaluation of the data; preliminary activity and safety data may not be representative of more mature data; the COVID-19 pandemic may impact Blueprint Medicines' business, operations, strategy, goals and anticipated milestones, including ongoing and planned research and discovery activities, Blueprint Medicines’ ability to conduct ongoing and planned clinical trials; the risk of delay of any current or planned clinical trials or the development of Blueprint Medicines' current or future drug candidates; risks related to Blueprint Medicines' ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; preclinical and clinical results for Blueprint Medicines' drug candidates may not support further development of such drug candidates either as monotherapies or in combination with other agents or may impact the anticipated timing of data or regulatory submissions; the timing of the initiation of clinical trials and trial cohorts at clinical trial sites and patient enrollment rates may be delayed or slower than anticipated; actions of regulatory agencies may affect the initiation, timing and progress of clinical trials; risks related to Blueprint Medicines' ability to obtain, maintain and enforce patent and other intellectual property protection for its products and current or future drug candidates it is developing; and the success of Blueprint Medicines' current and future collaborations, financing arrangements, partnerships or licensing arrangements. Any forward-looking statements contained in this press release represent Blueprint Medicines' views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Trademarks

Blueprint Medicines, AYVAKIT, AYVAKYT and associated logos are trademarks of Blueprint Medicines Corporation.

Blueprint Medicines Corporation

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

(1)    Blueprint Medicines defines working capital as current assets less current liabilities.

	December 31,	December 31,
	2022	2021
Cash, cash equivalents and investments	$1,078,472	$1,034,643
Working capital (1)	863,417	404,260
Total assets	1,349,902	1,252,225
Deferred revenue (2)	18,291	36,576
Liability related to the sale of future royalties and revenues (2)	430,330	-
Term loan (2)	139,083	-
Total liabilities	835,225	281,490
Total stockholders’ equity	514,677	970,735

(1)	Blueprint Medicines defines working capital as current assets less current liabilities.
(2)	Includes both current and long-term portions of the balance

Blueprint Medicines Corporation

Condensed Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
Product revenue, net	$30,064	$20,029	$110,993	$57,687
Collaboration and License Revenue	8,717	86,993	65,543	122,393
License Revenue – Related Party	--	--	27,500	--
Total revenues	$38,781	$107,022	$204,036	$180,080
Cost and operating expenses:
Cost of sales	4,848	7,549	17,813	17,934
Collaboration loss sharing	1,872	4,531	8,948	7,801
Research and development	117,840	356,877	477,419	601,033
Selling, general and administrative	64,019	54,199	237,374	195,293
Total cost and operating expenses	$188,579	$423,156	$741,554	$822,061
Other income (expense):
Interest income (expense), net	(9,240)	463	(16,767)	2,386
Other income (expense), net	1,435	(381)	2,004	(1,489)
Total other income (expense)	$(7,805)	$82	$(14,763)	$897
Loss before income taxes	$(157,603)	$(316,052)	$(552,281)	$(641,084)
Income tax expense	1,036	2,635	5,236	3,001
Net loss	$(158,639)	$(318,687)	$(557,517)	$(644,085)
Net loss per share applicable to common stockholders — basic	$(2.65)	$(5.40)	$(9.35)	$(11.01)
Net loss per share applicable to common stockholders —diluted	$(2.65)	$(5.40)	$(9.35)	$(11.01)
Weighted-average number of common shares used in net loss per share applicable to common stockholders — basic	59,873	58,985	59,642	58,518
Weighted-average number of common shares used in net loss per share applicable to common stockholders —diluted	59,873	58,985	59,642	58,518

Media Contact

Sarah Mena Guerrero

617-714-6684

media@blueprintmedicines.com

Investor Contact

Jenna Cohen

857-209-3147

ir@blueprintmedicines.com